Exhibit 99.1

NEWS RELEASE

ICF International Completes Acquisition of Simat, Helliesen &

Eichner, Inc., One of the World’s Largest Air Transport

Consultancies

Transaction Strengthens Company’s Transportation Service Offerings to

Public and Private Sector Clients

FOR IMMEDIATE RELEASE

Media contact: Polly Shannon, pshannon@icfi.com, 703.934.3144

FAIRFAX, Va. (Dec. 3, 2007) – ICF International (NASDAQ: ICFI), a leading policy, management, and technology consulting firm, today announced it has acquired Simat, Helliesen & Eichner, Inc. (SH&E), one of the world’s largest air transport consultancies. The purchase price was approximately US$51 million.

As previously announced on November 12, ICF expects SH&E to generate revenue of approximately $36 million and EBITDA margins of approximately 15 percent for the year ending December 31, 2007. Going forward, ICF anticipates annual revenue growth of at least 10 percent and similar EBITDA margins. The present management team and employees will remain with the company.

“By combining our companies, ICF and SH&E have become a preeminent consultancy in providing unparalleled capabilities and resources on transportation, infrastructure, and climate change issues,” said Sudhakar Kesavan, chief executive officer of ICF. “ICF and SH&E have a common customer-first approach to business, an unwavering commitment to quality, and a strong dedication to solving the most challenging public policy issues. Our combined strength will result in enriched service offerings and a stronger resource base for our clients than either company could have provided on its own.”

Combining SH&E’s 40 years of expertise in the aviation industry with ICF’s industry-wide leadership in climate change strategies, including addressing and mitigating greenhouse gas emissions (GHG) from airport expansion projects, the companies are poised to capture this high-growth market.

“SH&E is very pleased to be a part of ICF as we lead the way in the air transport and climate change markets, both of which show significant growth worldwide,” said David Treitel, president of SH&E. “It’s an honor to join this team of prestigious professionals, and we look forward to growing the company’s transportation business.” Mr. Treitel also will serve as a senior vice president with ICF.

About ICF International

ICF International (NASDAQ: ICFI) partners with government and commercial clients to deliver consulting services and technology solutions in the energy, climate change, environment, transportation, social programs, health, defense, and emergency management markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program life cycle, from analysis and design through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 2,500 employees serve these clients worldwide. ICF’s Web site is www.icfi.com.

Caution Concerning Forward-Looking Statements

This document may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995—that is, statements related to future—not past—events, plans, and prospects. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “guidance,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would,” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information, and are subject to factors that could cause actual results to differ materially from those anticipated. For ICF, particular uncertainties that could adversely or positively affect the Company’s future results include but are not limited to: risks related to the government contracting industry, including the timely approval of government budgets, changes in client spending priorities, and the results of government audits and investigations; risks related to our business, including our dependence on contracts with U.S. Federal Government agencies and departments and the State of Louisiana; continued good relations with these and other customers; success in competitive bidding on recompete and new contracts; performance by ICF and its subcontractors under our contract with the State of Louisiana, Office of Community Development, including but not limited to the risks of failure to achieve certain levels of program activities, the effects of acceleration of the Program, termination, or material modification of the contract, and political uncertainties relating to The Road Home program; uncertainties as to whether revenues corresponding to the Company’s contract backlog will actually be received; the future of the energy sector of the global economy; our ability to attract and retain management and staff; strategic actions, including attempts to expand our service offerings and client base, the ability to make acquisitions, and the performance and future integration of acquired businesses; risks associated with operations outside the United States, including but not limited to international, regional, and national economic conditions, including the effects of terrorist activities, war, and currency fluctuations; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission. These uncertainties may cause ICF’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. ICF does not undertake to update its forward-looking statements.